UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 25, 2017 (September 25, 2017)

ECOLOCAP SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-52256
(Commission File No.)

1250 S. Grove Avenue, Suite 308
Barrington, Illinois   60010
(Address of principal executive offices and Zip Code)

(866) 479-7041
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a)	NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On September 21, 2017, the Board of Directors concluded, based on the recommendation of management, that the Company's financial statements as of and for the year ended December 31, 2016, as filed with the Securities and Exchange Commission, should be restated to correct an error related to warrants that were not accounted for including, accounting for such warrants as derivative instruments under the guidance found in ASC 815 Derivatives and Hedging.  The effect of the correction will be to increase the amount of the net loss reported in the December 31, 2016 annual period affected.  The effect of the correction in the affected period is to increase the accumulated deficit and to increase the derivative liabilities as of December 31, 2016 by approximately $780,000.

The Board of Directors concluded that, in light of the accounting error discussed above, the previously issued financial statements for fiscal year ended December 31, 2016, should no longer be relied upon.  The Company will file an amended Form 10-K/A for year ended December 31, 2016 as soon as practicable.

In addition to the financial statement impact of this restatement, management acknowledges the implications of the misstatement on the effectiveness of the Company's internal control over financial reporting as of December 31, 2016.  A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.  Based on the definition of "material weakness" in the Public Company Accounting Oversight Board's Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with an Audit of Financial Statements, restatement of financial statements in prior filing with the SEC is a strong indicator of the existence of a "material weakness" in the design or operation of internal control over financial reporting.  Accordingly, the Company has concluded that as of December 31, 2016, a material weakness existed due to the fact that the Company did not maintain effective controls over its accounting for warrants.  If not remediated, this material weakness could result in further misstatements of annual or interim consolidated financial statements.

Subsequent to December 31, 2016 and as a part of the quarterly closing process, the Company corrected its method of accounting for warrants by implementing enhanced procedures and controls to ensure the accuracy and completeness of its accounting for warrants.  These procedures and controls include formalized preparation and review of an analysis of all agreements signed and warrants issued.

The findings and conclusions have been discussed by management with Malone Bailey LLP, the Company's independent registered public accounting firm.

Certain statements contained in this Form 8-K include statements that are "forward-looking statements." There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 25th day of September 2017.

ECOLOCAP SOLUTIONS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
Principal Financial Officer